Exhibit 21.1

Bank of Hawaii Corporation

Subsidiaries of the Registrant

The required information with respect to subsidiaries of Bank of Hawaii Corporation as of December 31, 2006 is provided below.  All domestic subsidiaries are wholly-owned.  Each entity is consolidated with its immediate parent company except as noted.

BANK OF HAWAII CORPORATION  (Parent)

Bank Holding Company - Delaware

Subsidiaries:

BANCORP HAWAII CAPITAL TRUST I
Delaware

BANK OF HAWAII
Hawaii

Subsidiaries:

Bank of Hawaii International, Inc.
Hawaii

Bankoh Investment Services, Inc. (Brokerage)
Hawaii

Bankoh Investment Partners, LLC
Hawaii

Pacific Century Insurance Services, Inc. (Captive Insurance)
Hawaii

RGA Corp.
Hawaii

Pacific Century Advisory Services, Inc. - (Advisory Services)
Hawaii

Pacific Century Life Insurance Corporation (Insurance)
Arizona

Triad Insurance Agency, Inc. (Insurance)
Hawaii

Bank of Hawaii Insurance Services, Inc. (Insurance)
Hawaii

Bank of Hawaii Leasing, Inc. (Parent) - (Leasing)
Hawaii

Subsidiaries:

BNE Airfleets Corporation
Barbados
Pacific Century Leasing International, LLC
Delaware